PRICING SUPPLEMENT dated February 22, 2023 (To the Prospectus and Prospectus Supplement, each dated April 8, 2020 and Product Supplement no. WF-1-I dated March 18, 2022)	Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-236659 and 333-236659-01

JPMorgan Chase Financial Company LLC Global Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

$1,840,000 Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due February 27, 2026

■  Linked to the lowest performing of the common stock of Amazon.com, Inc. and the common stock of Apple Inc. (each referred to as an “Underlying Stock”)

■  Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the stock closing price of the lowest performing Underlying Stock on the call date or the final calculation day, as applicable. The lowest performing Underlying Stock on the call date or the final calculation day is the Underlying Stock that has the lowest stock return on that day.

■  Automatic Call. If the stock closing price of the lowest performing Underlying Stock on the call date is greater than or equal to its starting price, the securities will be automatically called for the principal amount plus a call premium of 23.65% of the principal amount.

■  Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that may be greater than, equal to or less than the principal amount of the securities, depending on the performance of the lowest performing Underlying Stock on the final calculation day from its starting price to its ending price. The maturity payment amount will reflect the following terms:

■     If the stock closing price of the lowest performing Underlying Stock on the final calculation day increases, you will receive the principal amount plus a positive return equal to 150% of the percentage increase in the price of that Underlying Stock from its starting price.

■     If the stock closing price of the lowest performing Underlying Stock on the final calculation day remains flat or decreases but the decrease is not more than the buffer amount of 15%, you will receive the principal amount.

■   If the stock closing price of the lowest performing Underlying Stock on the final calculation day decreases by more than the buffer amount, you will receive less than the principal amount and will have 1-to-1 downside exposure to the decrease in the price of that Underlying Stock in excess of the buffer amount.

■  Investors may lose up to 85% of the principal amount.

■  If the securities are automatically called, the positive return on the securities will be limited to the call premium, even if the stock closing price of the lowest performing Underlying Stock on the call date significantly exceeds its starting price. If the securities are automatically called, you will not have the opportunity to participate in any appreciation of the lowest performing Underlying Stock on the final calculation day at the upside participation rate.

■  Your return on the securities will depend solely on the performance of the lowest performing Underlying Stock on the call date or the final calculation day, as applicable. You will not benefit in any way from the performance of the better performing Underlying Stock. Therefore, you will be adversely affected if any Underlying Stock performs poorly, even if the other Underlying Stock performs favorably.

■  The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

■  No periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” on page PS-11 in this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Fees and Commissions(2)(3)	Proceeds to Issuer
Per Security	$1,000.00	$24.25	$975.75
Total	$1,840,000	$44,620	$1,795,380
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the securities.
(2)	Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $24.25 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	In respect of certain securities sold in this offering, J.P. Morgan Securities LLC, which we refer to as JPMS, may pay a fee of $3.50 per security to selected dealers in consideration for marketing and other services in connection with the distribution of the securities to other dealers.

The estimated value of the securities, when the terms of the securities were set, was $957.30 per security. See “The Estimated Value of the Securities” in this pricing supplement for additional information.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Wells Fargo Securities

Market Linked Securities—Auto-Callable Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due February 27, 2026

Terms of the Securities

Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying Stocks:	The common stock of Amazon.com, Inc. (Bloomberg ticker: AMZN) and the common stock of Apple Inc. (Bloomberg ticker: AAPL) (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”). We refer to the issuer of each Underlying Stock as an “Underlying Stock Issuer” and collectively as the “Underlying Stock Issuers.” The accompanying product supplement refers to an Underlying Stock as a “Reference Stock.”
Pricing Date:	February 22, 2023
Issue Date:	February 27, 2023
Final Calculation Day[1]:	February 20, 2026
Stated Maturity Date[1]:	February 27, 2026
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Automatic Call:

If the stock closing price of the lowest performing Underlying Stock on the call date is greater than or equal to its starting price, the securities will be automatically called, and on the call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the principal amount plus the call premium.

If the securities are automatically called, the positive return on the securities will be limited to the call premium, even if the stock closing price of the lowest performing Underlying Stock on the call date significantly exceeds its starting price. If the securities are automatically called, you will not have the opportunity to participate in any appreciation of the lowest performing Underlying Stock on the final calculation day at the upside participation rate.

If the securities are automatically called, they will cease to be outstanding on the call settlement date and you will have no further rights under the securities after the call settlement date.

Call Premium:	The “call premium” is 23.65% of the principal amount ($236.50 per security). As a result of the call premium, the payment upon automatic call will be $1,236.50 per security.
Call Date[1]:	February 27, 2024
Call Settlement Date:	Five business days after the call date

Market Linked Securities—Auto-Callable Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due February 27, 2026

Maturity Payment Amount:

If the securities are not automatically called on the call date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•         if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than its starting price:

$1,000 + ($1,000 × stock return of the lowest performing Underlying Stock on the final calculation day × upside participation rate);

•         if the ending price of the lowest performing Underlying Stock on the final calculation day is less than or equal to its starting price, but greater than or equal to its threshold price: $1,000; or

•         if the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price:

$1,000 + [$1,000 × (stock return of the lowest performing Underlying Stock on the final calculation day + buffer amount)]

If the securities are not automatically called and the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you will have 1-to-1 downside exposure to the decrease in the price of that Underlying Stock in excess of the buffer amount, and you will lose some, and possibly up to 85%, of the principal amount of your securities at maturity.

Lowest Performing Underlying Stock:	The “lowest performing Underlying Stock” on the call date or the final calculation day will be the Underlying Stock with the lowest stock return on that day.
Upside Participation Rate:	150%
Stock Return:

For the call date or the final calculation day, the “stock return” with respect to an Underlying Stock is the percentage change from its starting price to its stock closing price on that day, calculated as follows:

stock closing price on that day – starting price

starting price

Buffer Amount:	15%
Threshold Price:

With respect to the common stock of Amazon.com, Inc.: $81.4215, which is equal to 85% of its starting price

With respect to the common stock of Apple Inc.: $126.5735, which is equal to 85% of its starting price

Starting Price:

With respect to the common stock of Amazon.com, Inc.: $95.79, its stock closing price on the pricing date

With respect to the common stock of Apple Inc.: $148.91, its stock closing price on the pricing date

Ending Price:	The “ending price” of an Underlying Stock will be its stock closing price on the final calculation day
Stock Closing Price:

With respect to each Underlying Stock, “stock closing price” has the meaning set forth under “The Underlyings — Reference Stocks — Certain Definitions” in the accompanying product supplement.

The stock closing price of each Underlying Stock is subject to adjustment through the adjustment factor as described in the accompanying product supplement.

Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the accompanying product supplement.
Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”)
Tax Considerations:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000

Market Linked Securities—Auto-Callable Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due February 27, 2026

CUSIP:	48133UET5
Fees and Commissions:

Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $24.25 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

In addition, in respect of certain securities sold in this offering, JPMS may pay a fee of $3.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We, WFS or an affiliate may enter into swap agreements or related hedge transactions with one of our or their other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS, WFS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” below and “Use of Proceeds and Hedging” in the accompanying product supplement.

1 Subject to postponement in the event of a non-trading day or a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement. For purposes of the accompanying product supplement, the call date and the final calculation day are Determination Dates and the call settlement date is a Payment Date.

Market Linked Securities—Auto-Callable Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due February 27, 2026

Additional Information about the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. WF-1-I dated March 18, 2022: http://www.sec.gov/Archives/edgar/data/19617/000095010322004840/crt_dp169463-424b2.pdf
•	Prospectus supplement and prospectus, each dated April 8, 2020: http://www.sec.gov/Archives/edgar/data/19617/000095010320007214/crt_dp124361-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

Market Linked Securities—Auto-Callable Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due February 27, 2026

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Does Not Represent Future Values of the Notes and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities” in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the securities will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be approximately three months. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “Hypothetical Examples and Returns” in this pricing supplement for an illustration of the risk-return profile of the securities and “The Common Stock of Amazon.com, Inc.” and “The Common Stock of Apple Inc.” in this pricing supplement for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Market Linked Securities—Auto-Callable Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due February 27, 2026

Supplemental Plan of Distribution

We expect that delivery of the securities will be made against payment for the securities on or about the issue date set forth on the front cover of this pricing supplement, which will be the third business day following the pricing date of the securities (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to two business days before delivery will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Market Linked Securities—Auto-Callable Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due February 27, 2026

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You anticipate that the stock closing price of the lowest performing Underlying Stock will be greater than or equal to its starting price on the call date or the final calculation day.
▪	You are willing and able to accept the risk that, if the securities are not automatically called and the ending price of the lowest performing Underlying Stock on the final calculation day is less than its starting price by more than the buffer amount, you will lose up to 85% of the principal amount of your securities at maturity.
▪	You are willing and able to accept that, if the securities are automatically called, you will forgo participation in any appreciation of the lowest performing Underlying Stock on the final calculation day and any return on your investment will be limited to the call premium that may be payable on the securities.
▪	You understand that the return on the securities will depend solely on the performance of the lowest performing Underlying Stock on the call date or the final calculation day and that you will not benefit in any way from the performance of the better performing Underlying Stock.
▪	You understand that the securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of the Underlying Stocks.
▪	You understand and are willing to accept the full downside risks of all of the Underlying Stocks.
▪	You are willing and able to accept the risks associated with an investment linked to the performance of the lowest performing Underlying Stock, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Underlying Stocks, nor will you have any voting rights with respect to any Underlying Stock.
▪	You are willing and able to accept the risk that the securities may be automatically called prior to maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.
▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity if the securities are not automatically called.
▪	You are willing and able to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You seek an investment that provides for the full repayment of principal at maturity.
▪	You anticipate that the stock closing price of the lowest performing Underlying Stock will be less than its starting price on the call date or the final calculation day.
▪	You are unwilling or unable to accept the risk that, if the securities are not automatically called and the ending price of the lowest performing Underlying Stock on the final calculation day is less than its starting price by more than the buffer amount, you will lose up to 85% of the principal amount of your securities at maturity.
▪	You unwilling or unable to accept that, if the securities are automatically called, you will forgo participation in any appreciation of the lowest performing Underlying Stock on the final calculation day and any return on your investment will be limited to the call premium that may be payable on the securities.
▪	You seek exposure to a basket composed of all of the Underlying Stocks or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the lowest performing Underlying Stock on the call date or the final calculation day.
▪	You are unwilling to accept the risk of exposure to each of the Underlying Stocks.
▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the lowest performing Underlying Stock on the call date or the final calculation day, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

Market Linked Securities—Auto-Callable Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due February 27, 2026

▪	You seek an investment that entitles you to dividends or distributions that may be paid to holders of the Underlying Stocks, or voting rights with respect to any Underlying Stock.
▪	You are unwilling or unable to accept the risk that the securities may be automatically called prior to maturity.
▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity if they are not automatically called.
▪	You are unwilling or unable to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” section in this pricing supplement and the “Risk Factors” sections in the accompanying prospectus supplement and product supplement. For more information about the Underlying Stocks, please see the sections titled “The Common Stock of Amazon.com, Inc.” and “The Common Stock of Apple Inc.” below.

Market Linked Securities—Auto-Callable Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due February 27, 2026

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called on the call date for the call premium will be determined based on the stock closing price of the lowest performing Underlying Stock on the call date as follows:

If the securities are not automatically called, then on the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock. The lowest performing Underlying Stock is the Underlying Stock that has the lowest stock return, calculated for each Underlying Stock as the percentage change from its starting price to its ending price.

Step 2: Calculate the maturity payment amount based on the stock return of the lowest performing Underlying Stock, as follows:

Market Linked Securities—Auto-Callable Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due February 27, 2026

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in any or all of the Underlying Stocks. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If the Securities are Not Automatically Called and the Ending Price of the Lowest Performing Underlying Stock on the Final Calculation Day Is Less Than Its Threshold Price, You Will Lose Up to 85% of the Principal Amount of Your Securities at Maturity — The securities do not guarantee the full return of principal. If the securities are not automatically called, the return on the securities at maturity is linked to the performance of the lowest performing Underlying Stock on the final calculation day and will depend on whether, and the extent to which, that Underlying Stock has appreciated or depreciated. If the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you will lose 1% of the principal amount of the securities for every 1% that its ending price is less than its threshold price (expressed as a percentage of its starting price). Accordingly, under these circumstances, you will lose up to 85% of your principal amount at maturity.
•	If the Securities Are Automatically Called, the Return on the Securities Will Be Limited to the Call Premium — If the securities are automatically called, the return on the securities is limited to the call premium, regardless of any appreciation of the lowest performing Underlying Stock on the call date, which may be significant. If the securities are automatically called, you will not have the opportunity to participate in any appreciation of the lowest performing Underlying Stock on the final calculation day at the upside participation rate. Therefore, your return on the securities may be lower than the return on a direct investment in the Underlying Stocks.
•	You Will Be Subject To Reinvestment Risk — If your securities are automatically called early, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. Even in cases where the securities are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
•	The Securities Are Subject to the Credit Risks of JPMorgan Financial and JPMorgan Chase & Co. — Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
•	As a Finance Subsidiary, JPMorgan Financial Has No Independent Operations and Has Limited Assets — As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
•	You Are Exposed to the Risk of Decline in the Price of Each Underlying Stock — Payments on the securities are not linked to a basket composed of the Underlying Stocks and are contingent upon the performance of each individual Underlying Stock. Poor performance by either of the Underlying Stocks over the term of the securities may result in the securities not being automatically called on the call date, may negatively affect your maturity payment amount and will not be offset or mitigated by positive performance by the other Underlying Stock. Any payment on the securities will be determined by the lowest performing Underlying Stock on the call date or the final calculation day, as applicable.
•	Your Payment at Maturity Will Be Determined by the Lowest Performing Underlying Stock — Because, if the securities have not been automatically called, the payment at maturity will be determined based on the performance of the lowest performing Underlying Stock on the final calculation day, you will not benefit from the performance of the other Underlying Stock. Accordingly, if the ending price of either Underlying Stock is less than its threshold price, you will lose a some or a significant portion of your principal amount at maturity, even if the ending price of the other Underlying Stock is greater than or equal to its starting price.

Market Linked Securities—Auto-Callable Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due February 27, 2026

•	You Will Be Subject to Risks Resulting from the Relationship Between the Underlying Stocks— It is preferable from your perspective for the Underlying Stocks to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlying Stocks will not exhibit this relationship. The less correlated the Underlying Stocks, the more likely it is that one of the Underlying Stocks will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlying Stocks to perform poorly; the performance of the better performing Underlying Stock is not relevant to your return on the securities. It is impossible to predict what the relationship between the Underlying Stocks will be over the term of the securities.
•	No Interest or Dividend Payments or Voting Rights — As a holder of the securities, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Underlying Stocks would have.
•	Lack of Liquidity — The securities will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS or WFS is willing to buy the securities. You may not be able to sell your securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.
•	The U.S. Federal Tax Consequences of the Securities Are Uncertain, and May Be Adverse to a Holder of the Securities — See “Tax considerations” below and “Risk Factors — Risks Relating to the Notes Generally — The tax consequences of an investment in the notes are uncertain” in the accompanying product supplement.

Risks Relating to Conflicts of Interest

•	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities when the terms of the securities are set, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

•	The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities — The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates — The estimated value of the securities is determined by reference to internal pricing models of our affiliates when the terms of the securities are set. This estimated value of the securities is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate — The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal

Market Linked Securities—Auto-Callable Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due February 27, 2026

funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

•	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Secondary Market Prices of the Securities” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
•	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the stated maturity date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Lack of Liquidity” above.

•	Many Economic and Market Factors Will Impact the Value of the Securities — As described under “The Estimated Value of the Securities” in this pricing supplement, the securities can be thought of as securities that combine a fixed-income debt component with one or more derivatives. As a result, the factors that influence the values of fixed-income debt and derivative instruments will also influence the terms of the securities at issuance and their value in the secondary market. Accordingly, the secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the prices of the Underlying Stocks, including:
•	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
•	customary bid-ask spreads for similarly sized trades;
•	our internal secondary market funding rates for structured debt issuances;
•	the actual and expected volatility of the Underlying Stocks;
•	the time to maturity of the securities;
•	the dividend rates on the Underlying Stocks;
•	the actual and expected positive or negative correlation between the Underlying Stocks, or the actual or expected absence of any such correlation;
•	the occurrence of certain events affecting an Underlying Stock that may or may not require an adjustment to the adjustment factor of that Underlying Stock;
•	interest and yield rates in the market generally; and
•	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Underlying Stocks

•	No Affiliation with any Underlying Stock Issuer — We are not affiliated with any Underlying Stock Issuer. We have not independently verified any of the information about any Underlying Stock Issuer contained in this pricing supplement. You should

Market Linked Securities—Auto-Callable Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due February 27, 2026

make your own investigation into the Underlying Stocks and the Underlying Stock Issuers.  We are not responsible for any Underlying Stock Issuer’s public disclosure of information, whether contained in SEC filings or otherwise.

•	The Anti-Dilution Protection Is Limited and May Be Discretionary — The calculation agent will make adjustments to the adjustment factor for an Underlying Stock and other adjustments for certain corporate events affecting an Underlying Stock. However, the calculation agent will not make an adjustment in response to all events that could affect an Underlying Stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. Subject to the foregoing, the calculation agent is under no obligation to consider your interests as a holder of the securities in making these determinations.
•	The Maturity Payment Amount Will Depend upon the Performance of Each Underlying Stock and Therefore the Securities Are Subject to the Following Risks, Each as Discussed in More Detail in the Accompanying Product Supplement.
•	The Securities May Become Linked to the Common Stock of a Company Other Than an Original Underlying Stock Issuer.
•	You Will Have No Ownership Rights in Any Underlying Stock. Investing in the securities is not equivalent to investing directly in any Underlying Stock. As a holder of the securities, you will not have any ownership interest or rights in any Underlying Stock, such as voting rights or rights to receive cash dividends or other distributions. In addition, the issuer of each Underlying Stock will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of that Underlying Stock and the securities.
•	Historical Prices of an Underlying Stock Should Not Be Taken as an Indication of the Future Performance of That Underlying Stock During the Term of the Securities.
•	We Cannot Control Actions by the Underlying Stock Issuers.

Market Linked Securities—Auto-Callable Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due February 27, 2026

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the hypothetical payment upon an automatic call or at stated maturity for a security on a hypothetical offering of securities based on a range of hypothetical stock returns of the lowest performing Underlying Stock, with the assumptions set forth in the table below. The examples below illustrate the hypothetical payment upon an automatic call or at stated maturity for a security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the examples below. The terms used for purposes of these hypothetical examples do not represent the actual starting price or threshold price of any Underlying Stock.

The hypothetical starting price of the lowest performing Underlying Stock of $100.00 has been chosen for illustrative purposes only and does not represent the actual starting price of the lowest performing Underlying Stock. The actual starting price for each Underlying Stock is the stock closing price of that Underlying Stock on the pricing date and is specified under “Terms of the Securities — Starting Price” in this pricing supplement. For historical data regarding the actual closing prices of the Underlying Stocks, please see the historical information set forth under “The Common Stock of Amazon.com, Inc.” and “The Common Stock of Apple Inc.” in this pricing supplement.

The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The payout profile, return table and examples below do not take into account any tax consequences from investing in the securities. The actual maturity payment amount and resulting pre-tax total rate of return will depend on the actual terms of the securities.

Call Premium:	23.65% of the principal amount
Upside Participation Rate:	150%
Hypothetical Starting Price of Lowest Performing Underlying Stock on Call Date or Final Calculation Day:	$100.00
Hypothetical Threshold Price of Lowest Performing Underlying Stock on Final Calculation Day:	$85.00 (85% of its hypothetical starting price)

Hypothetical Payout Profile

Security Return at Maturity
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
150% of Stock Return of Lowest Performing Underlying Stock
Call Date (Call Premium 23.65%)
repayment of original offering price for decrease of not more than 15%
-15%
Hypothetical Security Return at Maturity
Hypothetical Stock Return of Lowest Performing Underlying Stock
Hypothetical Call Premium

Market Linked Securities—Auto-Callable Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due February 27, 2026

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the principal amount of your securities plus the call premium, resulting in a hypothetical payment upon automatic call per security of $1,236.50 per security and a hypothetical pre-tax total rate of return of 23.65%.

If the securities are not automatically called:

Hypothetical ending price of the lowest performing Underlying Stock on final calculation day	Hypothetical stock return of the lowest performing Underlying Stock on final calculation day	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
$150.00	50.00%	$1,750.00	75.00%
$140.00	40.00%	$1,600.00	60.00%
$130.00	30.00%	$1,450.00	45.00%
$120.00	20.00%	$1,300.00	30.00%
$110.00	10.00%	$1,150.00	15.00%
$105.00	5.00%	$1,075.00	7.50%
$102.50	2.50%	$1,037.50	3.75%
$100.00	0.00%	$1,000.00	0.00%
$90.00	-10.00%	$1,000.00	0.00%
$85.00	-15.00%	$1,000.00	0.00%
$84.00	-16.00%	$990.00	-1.00%
$80.00	-20.00%	$950.00	-5.00%
$70.00	-30.00%	$850.00	-15.00%
$60.00	-40.00%	$750.00	-25.00%
$50.00	-50.00%	$650.00	-35.00%
$25.00	-75.00%	$400.00	-60.00%
$0.00	-100.00%	$150.00	-85.00%

(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the principal amount of $1,000.

Market Linked Securities—Auto-Callable Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due February 27, 2026

Hypothetical Examples of Payment Upon an Automatic Call or at Maturity

Example 1. The stock closing price of the lowest performing Underlying Stock on the call date is greater than or equal to its starting price and the securities are automatically called on the call date:

	The Common Stock of Amazon.com, Inc.	The Common Stock of Apple Inc.
Hypothetical starting price:	$100.00	$100.00
Hypothetical stock closing price on call date:	$140.00	$130.00
Hypothetical stock return on call date (stock closing price on call date – starting price)/starting price:	40.00%	30.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the call date.

In this example, the common stock of Apple Inc. has the lowest stock return and is, therefore, the lowest performing Underlying Stock on the call date.

Step 2: Determine whether the securities will be automatically called on the call date.

Because the hypothetical stock closing price of the lowest performing Underlying Stock on the call date is greater than or equal to its hypothetical starting price, the securities are automatically called on the call date and you will receive on the call settlement date the principal amount of your securities plus the call premium of 23.65% of the principal amount. Even though the lowest performing Underlying Stock appreciated by 30.00% from its starting price to its stock closing price on the call date in this example, your return is limited to the call premium of 23.65%.

On the call settlement date, you will receive $1,236.50 per security.

Example 2. The securities are not automatically called. The ending price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its starting price, and the maturity payment amount is greater than the principal amount:

	The Common Stock of Amazon.com, Inc.	The Common Stock of Apple Inc.
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$145.00	$110.00
Hypothetical threshold price:	$85.00	$85.00
Hypothetical stock return on final calculation day (ending price – starting price)/starting price:	45.00%	10.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the common stock of Apple Inc. has the lowest stock return and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the stock return of the lowest performing Underlying Stock on the final calculation day.

Because the securities are not automatically called and the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to the hypothetical starting price, the maturity payment amount per security would be equal to:

$1,000 + ($1,000 × stock return of the lowest performing Underlying Stock on the final calculation day× upside participation rate)

$1,000 + ($1,000 × 10.00% × 150%)

= $1,150.00

On the stated maturity date, you would receive $1,150.00 per security.

Market Linked Securities—Auto-Callable Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due February 27, 2026

Example 3. The securities are not automatically called. The ending price of the lowest performing Underlying Stock on the final calculation day is less than its starting price but greater than its threshold price, and the maturity payment amount is equal to the principal amount:

	The Common Stock of Amazon.com, Inc.	The Common Stock of Apple Inc.
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$87.50	$90.00
Hypothetical threshold price:	$85.00	$85.00
Hypothetical stock return (ending price – starting price)/starting price:	-12.50%	-10.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the common stock of Amazon.com, Inc. has the lowest stock return and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the stock return of the lowest performing Underlying Stock on the final calculation day.

Because the securities are not automatically called and the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical starting price, but is not less than its hypothetical threshold price, you would not lose any of the principal amount of your securities.

On the stated maturity date, you would receive $1,000.00 per security.

Example 4. The securities are not automatically called. The ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, and the maturity payment amount is less than the principal amount:

	The Common Stock of Amazon.com, Inc.	The Common Stock of Apple Inc.
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$50.00	$120.00
Hypothetical threshold price:	$85.00	$85.00
Hypothetical stock return (ending price – starting price)/starting price:	-50.00%	20.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the common stock of Amazon.com, Inc. has the lowest stock return and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the stock return of the lowest performing Underlying Stock on the final calculation day.

Because the securities are not automatically called and the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical threshold price, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to:

$1,000 + [$1,000 × (stock return of the lowest performing Underlying Stock on the final calculation day+ buffer amount)]

$1,000 + [$1,000 × (-50.00% + 15%)]

$650.00

On the stated maturity date, you would receive $650.00 per security.

This example illustrates that you will lose a portion of the principal amount of your securities if the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, even if the ending price of the other Underlying Stock has appreciated or has not declined below its threshold price.

If the ending price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you will have 1-to-1 downside exposure to the decrease in the price of the Underlying Stock in excess of the buffer amount, and you will lose some, and possible up to 85%, of the principal amount of your securities at maturity.

Market Linked Securities—Auto-Callable Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due February 27, 2026

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

Market Linked Securities—Auto-Callable Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due February 27, 2026

The Common Stock of Amazon.com, Inc.

All information contained herein on the common stock of Amazon.com, Inc. and on Amazon.com, Inc. is derived from publicly available sources, without independent verification. According to its publicly available filings with the SEC, Amazon.com, Inc. serves consumers through its online and physical stores; manufactures and sells electronic devices; develops and produces media content; offers programs that enable sellers to sell their products in its stores and to fulfill orders through Amazon.com, Inc.; offers developers and enterprises a set of technology services, including compute, storage, database, analytics and machine learning, and other services; serves authors and independent publishers with an online service that lets independent authors and publishers choose a royalty option and make their books available in the Kindle Store, along with its own publishing arm; and offers programs that allow authors, musicians, filmmakers, skill and app developers and others to publish and sell content. The common stock of Amazon.com, Inc. is registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and is listed on The NASDAQ Stock Market. Information provided to or filed with the SEC by Amazon.com, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 000-22513, and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.

Historical Information

The following graph sets forth the historical performance of the common stock of Amazon.com, Inc. based on the daily historical closing prices of the common stock of Amazon.com, Inc. from January 2, 2018 through February 22, 2023. The closing price of the common stock of Amazon.com, Inc. on February 22, 2023 was $95.79. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices above and below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

The historical closing prices of the common stock of Amazon.com, Inc. should not be taken as an indication of future performance, and no assurance can be given as to the stock closing price of the common stock of Amazon.com, Inc. on the final calculation day. There can be no assurance that the performance of the common stock of Amazon.com, Inc. will not result in a loss of the principal amount of the securities.

Market Linked Securities—Auto-Callable Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due February 27, 2026

The Common Stock of Apple Inc.

All information contained herein on the common stock of Apple Inc. and on Apple Inc. is derived from publicly available sources, without independent verification. According to its publicly available filings with the SEC, Apple Inc. designs, manufactures and markets smartphones, personal computers, tablets, wearables and accessories and sells a variety of related services. The common stock of Apple Inc. is registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and is listed on The NASDAQ Stock Market. Information provided to or filed with the SEC by Apple Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-36743, and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.

Historical Information

The following graph sets forth the historical performance of the common stock of Apple Inc. based on the daily historical closing prices of the common stock of Apple Inc. from January 2, 2018 through February 22, 2023. The closing price of the common stock of Apple Inc. on February 22, 2023 was $148.91. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices above and below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

The historical closing prices of the common stock of Apple Inc. should not be taken as an indication of future performance, and no assurance can be given as to the stock closing price of the common stock of Apple Inc. on the final calculation day. There can be no assurance that the performance of the common stock of Apple Inc. will not result in a loss of the principal amount of the securities.

Market Linked Securities—Auto-Callable Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Amazon.com, Inc. and the Common Stock of Apple Inc. due February 27, 2026

Tax Considerations

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. WF-1-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of securities.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2025 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. Holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Supplemental Information About the Form of the Securities

The securities will initially be represented by a type of global security that we refer to as a master note.  A master note represents multiple securities that may be issued at different times and that may have different terms.  The trustee and/or paying agent will, in accordance with instructions from us, make appropriate entries or notations in its records relating to the master note representing the securities to indicate that the master note evidences the securities.

Validity of the Securities and the Guarantees

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee.  This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated May 6, 2022, which was filed as an exhibit to a Current Report on Form 8-K by JPMorgan Chase & Co. on May 6, 2022.